Exhibit 10.1
VIA ELECTRONIC DELIVERY
March 9, 2009
GlaxoSmithKline
2301 Renaissance Boulevard
Mail Code RN0210
King of Prussia, PA 19406
Attn.:	Vice President, Business Development Center of Excellence for External Drug Development
GlaxoSmithKline
Greenford Road
Greenford, Middlesex
UB6 OHE
Attn.:	Vice President, Transactions Worldwide Business Development
Re:	Development and License Agreement among SmithKline Beecham Corporation, doing business as GlaxoSmithKline, Glaxo Group Limited (collectively “GSK”) and EPIX Pharmaceuticals, Inc. (“EPIX”) dated December 11, 2006 (the “Agreement”)
Dear Sir or Madam:
     Reference is made hereby to the Agreement. Capitalized terms used but not defined herein shall have the meaning provided in the Agreement.
     This letter agreement is entered into to modify on a temporary basis for the limited time period described below certain obligations of EPIX, as set forth below, with respect to the three (3) EPIX Programs under the Agreement. For avoidance of doubt, nothing herein shall modify or amend and the terms of this letter agreement shall not apply in any manner to EPIX’s obligations under the Agreement with respect to the 5-HT4 Partial Agonist Program (the three (3) remaining EPIX Programs are hereinafter collectively the “Non-5HT4 Programs”).
     GSK and EPIX hereby agree that, effective March 13, 2009 and continuing until September 13, 2009, EPIX shall be permitted to reduce the number of persons and discovery teams assigned to performing EPIX’s research and Development obligations on the Non-5HT4 Programs under the Agreement to one (1) discovery team with members having expertise in computational chemistry, medicinal chemistry and biology and ADME support. That discovery team shall be assigned to perform research and Development services under the Agreement as may be determined by the JSC from time to time. GSK hereby agrees that such reduction in staffing and activities during such limited period shall not constitute a breach by EPIX of any of its obligations under the Agreement. Upon the expiration of such period, EPIX’s obligations under the Agreement shall revert automatically to those obligations on the terms as set forth in the Agreement.

     Please indicate GSK’s agreement to the foregoing by signing and returning a copy of this letter to the undersigned at your earliest convenience.

Sincerely, EPIX Pharmaceuticals, Inc.
By:	/s/ Kim C. Drapkin
	Name:	Kim C. Drapkin
	Title:	Chief Financial Officer

Agreed and acknowledged:
SmithKline Beecham Corporation d/b/a GlaxoSmithKline

By:	/s/ Richard M. Keenan
	Name:	Richard M. Keenan
	Title:	VP, CEEDD

cc:	GlaxoSmithKline 2301 Renaissance Boulevard Mail Code RN0220 King of Prussia, PA 19406
Attn.:	Vice President and Associate General Counsel R&D Legal Operations

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